Preliminary Offering Circular

March 6, 2024

Subject to Completion

MCI INCOME FUND VII, LLC
2101 Cedar Springs Road, Suite 700
Dallas, Texas 75201
(888) 418-3730

7.00-9.00% Senior Secured Bonds (Class A Bonds)
7.50-9.50% Senior Secured Bonds (Class B Bonds)

$75,000,000 Aggregate Maximum Offering Amount (75,000 Bonds)
$10,000 Minimum Purchase Amount (10 Bonds)

EXPLANATORY NOTE

This Amendment No. 8 to Form 1-A, originally filed by MCI Income Fund VII, LLC on November 18, 2022, as last amended on February 13, 2024,, is being filed solely to include certain amended exhibits. Accordingly, this Amendment consists only of the explanatory note, the signature page to the Form 1-A/A, the exhibit index and exhibits indicated therein. The Preliminary Offering Circular is unchanged and therefore has been omitted.

PART III - EXHIBITS

EXHIBIT INDEX

Exhibit
Number	Exhibit Description

(1)(a)	Managing Broker-Dealer Agreement by and between Primus Financial Services, LLC and MCI Income Fund VII, LLC *

(2)(a)	Certificate of Formation of MCI Income Fund VII, LLC *

(2)(b)	Limited Liability Company Agreement of MCI Income Fund VII, LLC *

(3)(a)	Form of Indenture *

(3)(b)	Form of Class A Bond *

(3)(c)	Form of Class B Bond *

(3)(d)	Pledge and Security Agreement *

(3)(e)	Form of Promissory Note *

(4)	Subscription Agreement *

(11)(a)	Consent of Lane Gorman Trubitt, LLC

(11)(b)	Consent of Whiteford, Taylor & Preston, LLP **

(12)	Opinion of Whiteford, Taylor & Preston, LLP regarding legality of the Bonds *

(99)	MCI Income VII, LLC Loan Policies and Procedures *

__________________________

*	Previously filed.
**	Included with the legal opinion provided pursuant to Item (12).

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SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A/A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, Texas on March 6, 2024.

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

By:	MCI HOLDINGS, LLC
Its: Sole Member

	By:	/s/ Arash Afzalipour
Name: Arash Afzalipour
Its: Co-President

	By:	/s/ Armin Afzalipour
Name: Armin Afzalipour
Its: Co-President

By: /s/ Armin Afzalipour

Name: Armin Afzalipour

Its: Co-President

(Principal Executive Officer)

By: /s/ Richard Wygle

Name: Richard Wygle

Its: Chief Financial Officer

(Principal Financial Officer and Principal Accounting Officer)

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